UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2012

Serena Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Boulevard, Redwood City, California		94063-5587
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Serena Software, Inc. (“Serena”) is currently in the process of seeking an extension of the final maturity date of its term loan due March 10, 2013 under its Amended and Restated Credit Agreement, dated as of March 2, 2011 (as heretofore amended, the “Credit Agreement”), by and among Serena, the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Capital, as lead arranger, bookrunner and syndication agent.

Serena is providing the following unaudited guidance for its fiscal year ended January 31, 2012:

•	Software license revenue is expected to be in the range of $54.7 million to $54.9 million, as compared to $51.4 million for the fiscal year ended January 31, 2011;

•	Maintenance revenue is expected to be in the range of $141.5 million to $141.7 million, as compared to $144.0 million for the fiscal year ended January 31, 2011;

•	Total revenue is expected to be in the range of $219.2 million to $219.6 million, as compared to $214.4 million for the fiscal year ended January 31, 2011;

•	Adjusted EBITDA is expected to be in the range of $85.5 million to $85.9 million, as compared to $86.9 million for the fiscal year ended January 31, 2011;

•	Net income is expected to be in the range of $8.6 million to $9.0 million, as compared to a net loss of $9.6 million for the fiscal year ended January 31, 2011;

•	Cash flows from operating activities are expected to be in the range of $32.0 million to $32.3 million, as compared to $46.0 million for the fiscal year ended January 31, 2011;

•	Cash and cash equivalents were approximately $109.7 million as of January 31, 2012;

•	Capital expenditures are expected to be approximately $3.8 million, as compared to $2.8 million for the fiscal year ended January 31, 2011; and

•

Total debt is expected to be approximately $442.8 million as of January 31, 2012, consisting of the term loan ($308.5 million), revolving credit loan ($0.0 million) and senior subordinated notes due March 15, 2016 ($134.3 million).

Maintenance renewal rates, which represent maintenance revenue derived from the renewal of maintenance contracts during the applicable fiscal year relative to maintenance revenue derived from such maintenance contracts during the prior fiscal year, were approximately 92%, 94% and 93% during fiscal years 2010, 2011 and 2012, respectively. Maintenance attach rates, which represent first-year maintenance revenue relative to license revenue derived from software license transactions completed during the fiscal year, were approximately 16%, 17% and 19% during fiscal years 2010, 2011 and 2012, respectively.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, is a non-GAAP financial measure used to determine Serena’s compliance with certain covenants contained in the Credit Agreement. Adjusted EBITDA represents EBITDA further adjusted to exclude certain defined unusual items and other adjustments permitted in calculating covenant compliance under the Credit Agreement. Serena believes that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors regarding its compliance with the financial covenants under the Credit Agreement.

Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled measures of other companies due to the potential inconsistencies in the method of calculation.

Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that Serena may consider not to be indicative of its ongoing operations. In particular, the definition of Adjusted EBITDA in the Credit Agreement allows it to add back certain defined non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating GAAP net income (loss). The Credit Agreement requires that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, Adjusted EBITDA can be disproportionately affected by a particularly strong or weak quarter and may not be comparable to Adjusted EBITDA for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net (loss) income, a GAAP measure of our operating results, to Adjusted EBITDA as defined in the Credit Agreement.

	Fiscal Quarter Ended January 31,		Fiscal Year Ended January 31,
	2011	2012	2011	2012
	(Audited)	(Estimated, Unaudited)	(Audited)	(Estimated, Unaudited)
		(in millions)
Net (loss) income (1)	$(1.2)	$5.7 to $6.1	$(9.5)	$8.6 to $9.0
Interest expense	5.6	6.4	24.6	25.6
Interest income and other (2)	0.4	0.3	0.3	2.7
Income tax (benefit) expense	(0.6)	0.4	(12.4)	0.9
Depreciation and amortization expense (3)	19.1	10.3	77.1	44.7
Goodwill impairment and adjustments	—	—	1.4	—

EBITDA	23.3	23.1 to 23.5	81.5	82.5 to 82.9
Deferred maintenance write down (1)	—	—	0.1	—
Restructuring, acquisition and other charges (4)	1.8	0.6	5.3	3.0

Adjusted EBITDA (1)	$25.1	$23.7 to $24.1	$86.9	$85.5 to $85.9

(1)	Net (loss) income for the periods presented includes the deferred maintenance step-down associated with the merger in the first quarter of fiscal year 2007. This unrecognized maintenance revenue is added back in calculating Adjusted EBITDA for purposes of the Credit Agreement.
(2)	Interest income and other includes interest income, the change in the fair value of derivative instruments, amortization and write-off of debt issuance costs, gains and losses on early extinguishment of debt, and amend and extend transaction fees.
(3)	Depreciation and amortization expense includes depreciation of fixed assets, amortization of leasehold improvements, amortization of acquired technologies, amortization and impairment of other intangible assets, and amortization of stock-based compensation.
(4)	Restructuring, acquisition and other charges include employee payroll, severance and other employee related costs associated with transitional activities that are not expected to be part of our ongoing operations, and travel and other direct costs associated with our merger in March 2006.

The foregoing information related to Serena’s financial results for the fiscal quarter and year ended January 31, 2012 is estimated, unaudited and subject to adjustment. Accordingly, this information should be considered forward-looking statements based on management’s current expectations of Serena’s financial results for the fiscal quarter and year ended January 31, 2012. While Serena believes these expectations are reasonable, these forward-looking statements are inherently subject to risks and uncertainties, including, but not limited to, further review by Serena’s management and audit committee of its board of directors and the results of a financial audit to be conducted by Serena’s independent registered public accounting firm. During the course of the preparation of the financial statements and related notes to the financial statements, additional items that would require material adjustments to the preliminary financial information presented above may be identified. Given these risks and uncertainties, Serena’s actual results may differ materially from those suggested by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof, and Serena does not undertake and specifically declines any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Serena is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any of Serena’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward F. Malysz
Name: Edward F. Malysz
Title: Senior Vice President, General Counsel

Date: March 5, 2012